Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of PIMCO Municipal Income Fund
PIMCO California Municipal Income Fund and
PIMCO New York Municipal Income Fund

In planning and performing our audit of the financial statements of PIMCO Municipal Income Fund
 PIMCO California Municipal Income Fund and
PIMCO New York Municipal Income Fund the
Funds for the year ended April 30 2004 we considered their internal control including control activities for safeguarding securities in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR not to provide assurance on internal control.

The management of the Funds is responsible
 for establishing and maintaining internal control.
In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition use or disposition.

Because of inherent limitations in internal control errors or fraud may occur and not be detected.
  Also projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in
 conditions or that the effectiveness of their design and operation may deteriorate.
Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting
 Oversight Board United States. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of April 30 2004.





This report is intended solely for the
information and use of the Board of Trustees management and the Securities and Exchange
 Commission and is not intended to be and should not be used by anyone other than these specified parties.





PricewaterhouseCoopers LLP
June 25 2004